Boston Private Financial Holdings, Inc.
Selected Financial Data and Pro Forma Financial Data
(Unaudited)

	Three Months Ended
PER SHARE DATA:	March 31, 2013	Pro Forma March 31, 2013 (1)
Calculation of Income for EPS:	(In thousands, except share and per share data)
Net income attributable to the Company	$13,203	$13,203
Adjustments to Net Income Attributable to the Company to Arrive at Net Income Attributable to Common Shareholders (2)	(457)	(12,701)
Net Income Attributable to the Common Shareholders	12,746	502
LESS: Amount allocated to participating securities	(908)	—
Net Income Attributable to the Common Shareholders, after allocation to participating securities	$11,838	$502

End of Period Common Shares Outstanding	79,053,668	79,053,668

Weighted Average Shares Outstanding:
Weighted average basic shares, including participating securities	85,635,265	76,818,610
LESS: Participating securities	(8,816,655)
PLUS: Dilutive potential common shares	1,006,820
Weighted Average Diluted Shares	77,825,430	76,818,610

Diluted Total Earnings per Share	$0.15	$0.01

FINANCIAL RATIOS:
Total Equity/Total Assets	9.96%	9.63%
Tangible Common Equity/Tangible Assets (3)	8.21%	7.08%
Tangible Common Equity/Risk Weighted Assets (3)	10.81%	9.29%
Return on Average Equity - Three Months Ended (Annualized)	8.66%	8.99%
Return on Average Common Equity - Three Months Ended (Annualized) (3)	8.66%	9.14%
Return on Average Tangible Common Equity - Three Months Ended (Annualized) (3)	10.43%	11.72%

(1)
The pro forma financial information presented herein presents First Quarter 2013 data as adjusted if the issuance of the Series D Preferred Stock, and the repurchase of the Series B Preferred Stock both took place as of January 1, 2013.

(2)
Adjustments to Net Income Attributable to the Company to Arrive at Net Income Attributable to Common Shareholders include the purchase premium paid over the recorded amount of the Series B Preferred Stock and the dividend paid on the Series D Preferred Stock, and exclude the dividend paid on the Series B Preferred Stock.

(3)
The Company uses certain non-GAAP financial measures, such as: the Tangible Common Equity ("TCE") to Tangible Assets ("TA") ratio, the TCE to Risk Weighted Assets ratio, Return on Average Common Equity, Return on Average Tangible Common Equity, and Tangible Book Value to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector.

Reconciliations from the Company's GAAP Total Equity to Total Assets ratio to the Non-GAAP TCE to TA ratio, and the Non-GAAP TCE to Risk Weighted Assets ratio, and from GAAP Return on Average Equity to Non-GAAP Return on Average Common Equity and Non-GAAP Return on Average Tangible Common Equity are presented below:

The Company calculates Tangible Assets by adjusting Total Assets to exclude Goodwill and Intangible Assets.

The Company calculates Tangible Common Equity by adjusting Total Equity to exclude Goodwill and Intangible Assets, net and includes the difference between Redemption Value and value per ASC 810, Consolidation ("ASC 810"), for Redeemable Noncontrolling Interests.

The Company calculates Average Common Equity by adjusting Average Equity to exclude Average Series D Preferred Stock.

The Company calculates Average Tangible Common Equity by adjusting Average Equity to exclude Average Goodwill, Average Intangible Assets, and Average Series D Preferred Stock, and includes the Average difference between Redemption Value and value per ASC 810, Consolidation ("ASC 810"), for Redeemable Noncontrolling Interests.

(In thousands, except per share data)	March 31, 2013	Pro Forma March 31, 2013
Total Balance Sheet Assets	$6,196,421	$6,174,162
LESS: Goodwill and Intangible Assets, net *	(133,993)	(133,993)
Tangible Assets (non-GAAP)	$6,062,428	$6,040,169
Total Equity	$617,078	$594,819
LESS: Goodwill and Intangible Assets, net	(133,993)	(133,993)
LESS: Series D Preferred Stock		(48,074)
ADD: Difference between Redemption Value of Non-controlling Interests and value under ASC 810	14,859	14,859
Total adjusting items	(119,134)	(167,208)
Tangible Common Equity (non-GAAP)	$497,944	$427,611
Total Equity/Total Assets	9.96%	9.63%
Tangible Common Equity/Tangible Assets (non-GAAP)	8.21%	7.08%

Total Risk Weighted Assets **	$4,604,249	$4,604,249
Tangible Common Equity/Total Risk Weighted Assets (non-GAAP)	10.81%	9.29%

Average Goodwill and Intangible Assets, net	(134,491)	(134,491)
Average Difference between Redemption Value of Non-controlling Interests and value under ASC 810	16,030	16,030

Average Shareholders' Equity	609,859	587,600
Average Common Shareholders Equity	609,859	539,526
Average Tangible Common Equity	506,257	421,065

Net Income (GAAP)	13,203	13,203
Less: Dividends on Series D Preferred Stock		(869)
Net Income after Preferred Dividends	13,203	12,334

Return on Average Equity (three months annualized)	8.66%	8.99%
Return on Average Common Equity (three months annualized)	8.66%	9.14%
Return on Average Tangible Common Equity (three months annualized)	10.43%	11.72%

End of Period Shares Outstanding	79,054	79,054
EOP Carlyle Common Convertible Shares	7,261	—
Common Equivalent Shares	86,315	79,054

Book Value Per Common Share	$7.07	$6.92
Tangible Book Value Per Share (non-GAAP)	$5.77	$5.41

**	Risk Weighted Assets for March 31, 2013 is presented based on estimated data.